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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: February 10, 2003

                            STEAM CLEANING USA, INC.
             (Exact name of registrant as specified in its charter)

         Delaware               000-30734               11-3255619
(State of Incorporation) (Commission File Number) (IRS Employer Identification )



                    68A Lamar Street, West Babylon, New York
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                 (814) 235-6140
                    ----------------------------------------
              (Registrant's telephone number, including area code)






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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

The Registrant has entered into a Letter of Intent, dated February 10, 2003, to acquire and expand the operations of Steam Cleaning and Sterilization, Inc. The terms of the acquisition include a purchase price of $2,000,000, either in cash or cash and a note at closing. The Registrant believes that it already has the financing to effectuate the closing of the transaction, which should occur within the next 60 days. After 60 days, the Letter of Intent expires, with no further obligation of either party.

Steam Clean and Sterilization of Wisconsin ("SCS") began its existence as an unincorporated proprietorship over forty- five years ago when the present owners began providing steam cleaning and cart maintenance services to local grocery stores in Wisconsin. The proprietorship was incorporated in 1962 under its present name as a Wisconsin corporation. The company continued to primarily service grocery stores, even after the stores were acquired or merged into larger regional entities. Over the years, the business has grown through the efforts of the present owners, their two sons, and several independent contractors who provide such services in areas distant from the Milwaukee area.

At present, SCS provides such services in six states (Wisconsin, Illinois, Iowa, Minnesota, Michigan, and Missouri) through in house crews and independent contractors. The present owners are now ready to retire and their family is not interested in operating the business. These facts have limited expansion of the business and have lead to the sale of the business to new owners who desire to take advantage of the expansion opportunities which the present owners are reluctant to undertake. In recent years SCS has been approached by a number of national retailers for the purpose of obtaining steam cleaning and cart maintenance services for all of their carts in all of their stores. Following SCS's successful experience with the "ShopKo" chain of stores, negotiations are now pending with several other national and regional grocery, drug, and general merchandise chains. While the present owners have been resistant to expansion beyond the existing six state area due to their age, it will be the goal of SCUS to provide these services on a national basis to these national clients who desire the dependability and standardization of quality from a Company that has not only been around 40 years, but has the formula to grow and expand into many new outlets.


The Registrant has also entered into a Letter of Intent, dated February 10, 2003, to purchase Waste Remediation Systems, Inc., and Bio Solutions of Maryland, LLC, for the assumption of debt, including a promissory note in the amount of $110,000 and the issuance of 3,000,000 shares of common stock of the Registrant. The Letter of Intent expires on or before May 10, 2003. The Registrant believes that the transaction will close within the next thirty days form the date of the Letter of Intent.



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ITEM 7. FINANCIAL STATEMENTS

     The Company intends to file the appropriate and necessary financial statements required within the time period set forth in the applicable rules.




EXHIBITS

N/A


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


        By: /s/ James W. Zimbler
         ---------------------------------
         James W. Zimbler
         President

   Date: February 3, 2003


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